UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2010 (May 23, 2010)
ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33267	43-1723043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(Address of principal executive offices) (Zip code)
(214) 922-9711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Plan of Merger
     On May 23, 2010, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), GTO Acquisition Corp., a Delaware corporation wholly-owned by Gentiva (“Merger Sub”), and Odyssey Healthcare, Inc., a Delaware corporation (“Odyssey”), entered into an Agreement and Plan of Merger (the “Plan of Merger”).
     Upon the terms and subject to the conditions set forth in the Plan of Merger, Merger Sub will merge with and into Odyssey with Odyssey continuing as the surviving corporation and as a subsidiary wholly-owned by Gentiva (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of Odyssey common stock, par value $0.001 per share, will be exchanged for the right to receive $27.00 in cash, without interest.
     Consummation of the Merger is subject to customary conditions, including adoption of the Plan of Merger by Odyssey’s stockholders, the absence of legal restraints and the receipt of requisite antitrust approval. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other party (subject to certain qualifications and exceptions) and the performance in all material respects of the other party’s covenants under the Plan of Merger, including, with respect to Odyssey, customary covenants regarding operation of the business of Odyssey and its subsidiaries prior to closing. Consummation of the Merger is not conditioned upon the obtaining of financing by Gentiva.
     Odyssey is permitted to encourage and solicit proposals for a competing transaction from third parties from May 23, 2010 through 11:59 p.m., Central time, on June 22, 2010 (the “Go-Shop Period Termination Date”). After the Go-Shop Period Termination Date, Odyssey may continue discussions with any “Excluded Party,” which is defined in the Plan of Merger as any third party from whom Odyssey or any of its representatives receives an Acquisition Proposal (as such term in defined in the Plan of Merger) prior to the Go-Shop Period Termination Date that, on or before the Go-Shop Period Termination Date, the Board of Directors or any committee thereof determines in good faith (after consultation with Odyssey’s financial advisor and its outside legal counsel) constitutes or is reasonably likely to lead to a Superior Proposal (as such term in defined in the Plan of Merger), and which Acquisition Proposal has not been rejected or withdrawn by the Go-Shop Period Termination Date. Except with respect to Excluded Parties, after the Go-Shop Period Termination Date, Odyssey is subject to customary restrictions on its ability to solicit competing proposals, provide non-public information to and engage in discussions or negotiations with third parties regarding a competing proposal, and enter into an agreement or commitment requiring Odyssey to abandon the Merger. From and after the Go-Shop Period Termination Date and prior to stockholder approval of the Plan of Merger, Odyssey may only provide information and participate in discussions with respect to any Acquisition Proposal submitted if such Acquisition Proposal (i) was unsolicited and did not otherwise result from a material breach of the non-solicitation provisions in the Plan of Merger, (ii) is determined in good faith by the Board of Directors or any committee thereof to constitute or be reasonably likely to lead to a Superior Proposal, and (iii) with respect to which the failure to furnish information to and negotiate with the third party making such Acquisition Proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties to Odyssey’s stockholders.
     During the Go-Shop period, Goldman Sachs & Co. will assist Odyssey with respect to the solicitation of proposals for a competing transaction. The Board of Directors retains full discretion as to how it will review and respond to any competing proposals.
     The Plan of Merger contains certain termination rights for both Odyssey and Gentiva. The right of Odyssey to terminate the Plan of Merger to accept a Superior Proposal is subject to the right of Gentiva to match any such proposal and the payment of a termination fee to Gentiva of $28,900,000, unless Odyssey terminates the Plan of Merger in response to a Superior Proposal by an Excluded Party, in which case, Odyssey is obligated to pay Gentiva a termination fee of $24,100,000.
     The parties have agreed that the Plan of Merger is subject to specific performance in the event of breach by any party.

     The foregoing summary of the Plan of Merger, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan of Merger, which is attached as Exhibit 2.1 and incorporated herein by reference.
Cautionary Note Regarding the Plan of Merger
     The Plan of Merger has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Odyssey or Gentiva. The representations, warranties and covenants contained in the Plan of Merger were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Plan of Merger, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Plan of Merger instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Odyssey or Gentiva. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Plan of Merger, which subsequent information may or may not be fully reflected in Odyssey’s or Gentiva’s public disclosures.
Additional Information
     Odyssey intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the merger, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger and the parties thereto. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Company Web site www.odsyhealth.com under “Investor Relations— InfoRequest.”
Participants in the Solicitation
     Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the merger. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Odyssey intends to file with the SEC.
Forward-looking Statements
     Certain statements contained in this Current Report on Form 8-K and in the exhibits to this Current Report are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this Current Report on Form 8-K and in the exhibits to this Current Report to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, the ability to obtain regulatory approval for the transaction; the expected timing of the completion of the transaction; management plans regarding the transaction; the inability to complete the transaction due to the failure to satisfy the conditions required to complete the transaction; the risk that the businesses of Odyssey and Gentiva will not be integrated successfully, or will take longer than anticipated; the risk that expected cost savings from the transaction will not be achieved or unexpected costs will be incurred; any statements of the plan, strategies and objectives of management for future operations; the risk that employee, referral source and patient retention goals will not be met and that disruptions from the transaction will harm relationships with employees, referral sources, patients and suppliers; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; interest rates and cost of borrowing; any statements of expectation or belief; and other risk factors as set forth from time to time in Odyssey’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
Item 3.03 Material Modification to Rights of Security Holders.
     On May 23, 2010, Odyssey entered into the First Amendment to Rights Agreement (the “Amendment”), between Odyssey and Computershare Trust Company, N.A. (successor to U.S. Stock Transfer Corporation) (the “Rights Agent”). The Amendment amends the terms of that certain Rights Agreement, dated as of November 5, 2001, by and between Odyssey and the Rights Agent (the “Rights Agreement”) such that the Plan of Merger and the consummation of the transactions contemplated thereby will not trigger the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) neither Gentiva, Merger Sub or any of their respective affiliates or associates will be or will become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution of the Plan of Merger or the consummation of the transactions contemplated thereby, (ii) neither a Distribution Date nor a Shares Acquisition Date (each as defined in the Rights Agreement) will occur as a result of the approval, execution, delivery or performance of the Plan of Merger or the consummation of the transactions contemplated thereby, and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Plan of Merger). If the Plan of Merger is terminated prior to the Effective Time, the Amendment will be null and void and of no further force and effect.
     The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 4.1 and incorporated herein by reference
Item 7.01 Regulation FD Disclosure.
     On May 24, 2010, Gentiva issued a press release announcing the execution of the Plan of Merger. The press release is attached hereto as Exhibit 99.1.
     The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by Odyssey under the Securities Act of 1933, as amended
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Number	Description
2.1	Agreement and Plan of Merger, dated May 23, 2010, among Gentiva Health Services, Inc., GTO Acquisition Corp. and Odyssey HealthCare, Inc. (1)

4.1	First Amendment to Rights Agreement, dated May 23, 2010, between Odyssey HealthCare, Inc. and Computershare Trust Company, N.A. (successor to U.S. Stock Transfer Corporation).

99.1	Press Release dated May 24, 2010.

(1)	The exhibits to the Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Odyssey will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2010	ODYSSEY HEALTHCARE, INC.
	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated May 23, 2010, among Gentiva Health Services, Inc., GTO Acquisition Corp. and Odyssey HealthCare, Inc. (1)

4.1	First Amendment to Rights Agreement, dated May 23, 2010, between Odyssey HealthCare, Inc. and Computershare Trust Company, N.A. (successor to U.S. Stock Transfer Corporation).

99.1	Press Release dated May 24, 2010.

(1)	The exhibits to the Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Odyssey will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.